SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2017

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or other jurisdiction of Incorporation)

1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported, on July 6, 2016, Wayne L. Knabel, Executive Vice President and Chief Financial Officer of The Gorman-Rupp Company (the “Company”), notified the Company of his intent to retire from this position effective December 31, 2016, in accordance with the Company’s normal succession planning.

As previously planned, James C. Kerr, 54, was elected to the position of Chief Financial Officer effective January 1, 2017. Mr. Kerr joined the company in July 2016 as Vice President of Finance. Previously he served as Executive Vice President and Chief Financial Officer of Jo-Ann Stores, Inc., a formerly publicly-held retail chain of residential consumer products with sales in excess of $2 billion. Mr. Kerr was with Jo-Ann Stores, Inc. for the prior 17 years where he held the position of Vice President and Controller until 2006. In 2011, Jo-Ann Stores, Inc. was acquired by an investment firm, Leonard Green & Partners. Mr. Kerr also served from August 2014 to March 2015 as interim Chief Executive Officer in addition to his Chief Financial Officer position.

There are no family relationships between Mr. Kerr and any director or executive officer of the Company. There are no transactions in which Mr. Kerr has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

On January 3, 2017, the Company issued a press release announcing the election of James C. Kerr as Chief Financial Officer of the Company effective January 1, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1 News Release dated January 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ Brigette A. Burnell
Brigette A. Burnell
General Counsel and Corporate Secretary

January 3, 2017